SUB-ITEM 77Q3

AIM GROWTH ALLOCATION FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER : 811-2699
SERIES NO.: 11

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                          $ 191
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                          $ 49
        Class C                          $ 45
        Class R                          $ 6
        Class Y                          $ -
        Institutional Class              $ -

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.0062
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.0062
        Class C                        0.0062
        Class R                        0.0062
        Class Y                        0.0062
        Institutional Class            0.0062

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        33,250
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         8,561
        Class C                         7,749
        Class R                         1,085
        Class Y                            85
        Institutional Class                 8


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $7.76
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $7.64
        Class C                         $7.64
        Class R                         $7.73
        Class Y                         $7.77
        Institutional Class             $7.82